To the Shareholders and
Audit Committee of
The Flex-funds:

In planning and performing our audits of the financial statements of The Flex-funds - Muirfield Fund, Total Return Utilities
 Fund, Highlands Growth Fund, Dynamic Growth Fund, Aggressive Growth Fund, U.S. Government Bond Fund, and Money Market
 Fund (the Funds) for the year ended December 31, 2001, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Funds is responsible for establishing
 and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in any internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
 Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.
This report is intended solely for the information and use
 of management, the Audit Committee of the Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



KPMG LLP
Columbus, Ohio
February 22, 2002